SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

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                                  FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  June 17, 1998


                     GREEN MOUNTAIN POWER CORPORATION
       (Exact Name of Registrant as Specified in its Charter)


	   VERMONT                                       03-0127430
(State or Other Jurisdiction of    (I.R.S. Employer Identification Number)
 Incorporation)

                                  1-8291
                          Commission File Number


    25 Green Mountain Drive,
    South Burlington, Vermont                       05403
      (Address of Principal Executive Offices)    (Zip Code)





                              (802) 864-5731
                     (Registrant's telephone number,
                            including area code)


Item 5.  Other Events


     On June, 17 1998, Green Mountain Power Corporation (the "Company") authorized assignment of one share purchase right (a "Right") for each outstanding share of Common Stock, par value $3.33 1/3 per share (the "Shares"), of the Company. The Rights will be assigned on June 26, 1998 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from Company one Share at a price of $45.00 per Share (the "Purchase Price"), when the Rights become exercisable. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent (the "Rights Agent").

	The Rights will be evidenced, with respect to any of the Share certificates outstanding as of the Record Date, by such Share certificate until the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Shares (the date of such public announcement being called the "Share Acquisition Date") or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would be the beneficial owner of 25% or more of the outstanding Shares (the earlier of such days being call the "Distribution Date"). The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Shares. Until the Distribution Date (or earlier redemption, termination or expiration of the Rights), new Share certificates issued after the Record Date, upon transfer or new issuance of Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, termination or expiration of the Rights), the surrender for transfer of any certificates for Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Shares represented by such certificate.

	As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Shares as of the close of business on the Distribution Date and such separate Right Certificate alone will thereafter evidence the Rights.

	The Rights are not exercisable until the Distribution Date. The Rights will expire June 17, 2008 unless such date is extended or unless the Rights are earlier redeemed by the Company or exchanged for Shares, in each case as described below.

	Rights may not be transferred, directly or indirectly, (i) to any person who is, or, as a result of the transfer would be, the beneficial owner of 15% or more of the Rights (including Rights that are null and void as described below), or (ii) to any affiliate or associate of any such person. Any Right that is the subject of any such purported transfer shall be null and void without any further action, and thereafter may not be exercised by any person (including any subsequent transferee) for Shares or other assets pursuant to any provision of the Rights Agreement and shall no longer confer any rights upon any person. On June 17, 1998, the Board of Directors amended the By-laws of the Company to impose the restrictions which are referred to herein on the transferability of the Rights.

	The Purchase Price payable, and the number of Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Shares, (ii) upon the grant to holders of the Shares of certain rights or warrants to subscribe for or purchase Shares at a price, or securities convertible into Shares with a conversion price, less than the then current market price of the Shares or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Shares) or of subscription rights or warrants (other than those referred to above).

	In the event that (i) the Company merges with or is involved in another business combination transaction with an Acquiring Person, (ii) 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, (iii) an Acquiring Person acquires 25% or more of the Shares, or (iv) an Acquiring Person engages in one or more self-dealing transactions with the Company, then, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the Company or of the acquiring company, as the case may be, which at the time of such transaction will have a value double the amount of the Purchase Price.

	Any Rights that are or were beneficially owned at any time on or after the Distribution Date by an Acquiring Person shall become null and void upon the occurrence of any event described in the proceeding paragraph and no holder of such Rights shall have any right with respect to such Rights from and after the occurrence of any such event.

	With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Shares on the last trading day prior to the date of exercise.

	At any time prior to the tenth day following the Shares Acquisition Date (unless extended by the Company), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). In that connection, the amount payable to any holder of the Rights will be rounded up to the nearest $.01. Payments of less then $1.00 will be sent to holders of the Rights only if the particular holder entitled to the payment specifically requests that the payment be sent. Immediately upon the action of the Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

	After the Distribution Date and prior to the time an Acquiring Person has acquired 50% or more of then outstanding Shares, the Company may required that some or all of the Rights be exchanged on a one for one basis (subject to adjustment for stock splits, stock dividends and other similar transactions) for Shares. To the extent the Rights are required to be exchanged for Shares, the right to exercise those Rights will terminate and the only right of the holder thereof will be to exchange those Rights for Shares.

	The terms of the Rights may be amended by the Company without the consent of the holders of the Rights, including an amendment to extend the period during which the rights may be redeemed, except, that after the Distribution Date no such amendment may otherwise adversely affect the interests of the holders of the Rights. In the event an Acquiring Person, after triggering the redemption option of the Company, reduces its shareholdings to less than 15% then the redemption rights are reinstated.

	Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

	A copy of the Rights Agreement is available free of charge from the Company. The preceding discussion is only a summary and is qualified in its entirety by reference to the Rights Agreement. The Rights Agreement (which includes as Exhibit A thereto the form of Rights Certificate and as Exhibit B thereto the Summary of Rights To Purchase Shares) is annexed hereto as Exhibit 4-a-1. The Press Release entitled "Green Mountain Power Corporation Adopts a Shareholder Rights Plan", dated June 17, 1998, is annexed hereto as Exhibit 21.1. The form of Letter to the Shareholders of the Company, to be dated June 29, 1998, from Mr. Christopher L. Dutton, President and Chief Executive Officer, is annexed hereto as Exhibit 21.2. The By-Laws of the Company, as amended, are annexed hereto as Exhibit 3.1. Each of the foregoing Exhibits is incorporated herein by reference.



ITEM 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

(c) Exhibits.

EXHIBIT
NUMBER  	DESCRIPTION
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3.1      By-Laws, as amended, of the Company.

4-a-1 Rights Agreement, dated as of June 17, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes as exhibits thereto the form of Rights Certificate and the Summary of Rights to Purchase Shares. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and thereafter such Rights Certificates will represent the Rights.

21.1     Press Release, dated June 17, 1998.

21.2 Form of Letter to Shareholders of the Company, to be dated June 29, 1998.






                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                GREEN MOUNTAIN POWER CORPORATION
                                           Registrant



                                By 	/s/ Edwin M. Norse
                                VICE PRESIDENT, CHIEF FINANCIAL
                                OFFICER AND TREASURER



                                BY 	/s/ Robert J. Griffin
                                CONTROLLER


DATED: June 19, 1998


                              Exhibit Index

EXHIBIT
NUMBER   	DESCRIPTION
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3.1       By-Laws, as amended, of the Company.

4.a.1 Rights Agreement, dated as of June 17, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes as exhibits thereto the form of Rights Certificate and the Summary of Rights to Purchase Shares. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and thereafter such Rights Certificates will represent the Rights.

21.1      Press Release, dated June 17, 1998.

21.2 Form of Letter to Shareholders of the Company, to be dated June 29, 1998.